Exhibit  23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-51221, 333-47132, 333-108993, 333-155046 and 333-280237 of The Procter & Gamble Company on Form S-8 of our report dated September 24, 2024, relating to the financial statements of Employee Stock Purchase Plan (Japan) appearing in this Annual Report on Form 11-K for the year ended June 30, 2024.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
September 24, 2024